Exhibit 99.1

  Advanced Biotherapy Demands Immediate Delisting from Berlin-Bremen
         Stock Exchange Due to Suspected Naked Short Selling

    WOODLAND HILLS, Calif.--(BUSINESS WIRE)--June 3, 2004--Advanced Biotherapy, Inc. (OTCBB:ADVB), a pioneer in antibody therapy to treat autoimmune diseases, today announced that in an effort to protect its shareholders, it has demanded an immediate delisting from the Berlin-Bremen Stock Exchange.
    In June 2004, Advanced Biotherapy learned that it was listed on the Berlin-Bremen Stock Exchange even though the Company never applied for such a listing. During the past several months the Company's share price has traded significantly downward. Management believes that the persistent pressure on its share price, in the face of numerous positive corporate developments, may be related to this unsolicited listing on the Berlin-Bremen Stock Exchange. The Company is awaiting a response to its demand for delisting.
    Investors looking to purchase shares of Advanced Biotherapy should only purchase their shares from the NASDAQ Over The Counter: Bulletin Board (OTC:BB) under the symbol ADVB. Advanced Biotherapy has further indicated it will take action to evaluate steps that would require all brokers to request physical delivery of certificates to legitimize the exchange of shares on all future trades. Management is investigating the legitimacy of trades made on the Berlin-Bremen Stock Exchange.
    Edmond Buccellato, President and CEO of Advanced Biotherapy, stated, "It is unfortunate that instigators of such a deliberate scheme can bring harm to our unsuspecting shareholders, possibly motivating them to prematurely sell their shares, and effectuate downward pressure on our stock price so that these culprits can then purchase these shares at a much lower price."

    About Advanced Biotherapy

    Headquartered in Los Angeles, with laboratories in Columbia, Maryland, Advanced Biotherapy, Inc. is dedicated to pioneering the development of innovative antibody and other anticytokine therapies for treating severe and widespread autoimmune diseases. The Company's investigational therapies treat autoimmune diseases at their source, neutralizing biologic imbalances that impair immune system function. Its core technology is protected under U.S. patents and patents pending for the use of a class of inhibitors to the cytokines known as interferon-gamma and tumor necrosis factor-alpha. They also cover the use of inhibitors to other cytokines for treating a range of autoimmune diseases. The Company has demonstrated the effectiveness of its pioneering scientific strategy by conducting investigational clinical trials treating patients suffering from multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including psoriasis and alopecia.

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan or plans," "believe," "could," "may," "developing" or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to, the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. There are no assurances that the Company's product candidates will receive regulatory approval. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including, but not limited to, the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.


    CONTACT: Advanced Biotherapy, Inc.
             Amy Buccellato, 818-883-6716
             amy@advancedbiotherapy.com
             www.advancedbiotherapy.com